EXHIBIT 99.1

BM Technologies, Inc.

BM Technologies Reports Record Results for the Fourth Quarter and Full Year 2021

Exceeds 2021 Revenue and EBITDA Guidance
2021 Core EBITDA1 increased 625% to $28.6 million from $3.9 million
Q4 2021 Average Serviced Deposits increased 111% year over year to $2.0 billion

Radnor, PA., March 31, 2022 — BM Technologies, Inc. (NYSE American: BMTX) (“BM Technologies,” “BMTX,” “we,” or the “Company”) one of the largest digital banking platforms and banking-as-a-service (BaaS) providers in the country, today reported record results for the three and twelve months ended December 31, 2021. Results reflect the expected impact of a restatement of non-cash compensation expense as discussed below, and differ from previously reported financials.

FOURTH QUARTER FINANCIAL HIGHLIGHTS
•Q4 2021 revenues increased 46% to $25.3 million from $17.3 million in Q4 2020.
•Q4 2021 net loss improved to $(1.1) million from a net loss of $(3.4) million in Q4 2020. Q4 2021 net loss includes a $0.8 million noncash loss on the revaluation of the private warrant liability.
•Q4 2021 core earnings1 were $3.1 million, or $0.26 per diluted share, compared to a loss of $2.2 million, or $(0.35) per diluted share, in Q4 2020.
•Q4 2021 core EBITDA1 increased to $7.8 million from $1.5 million in Q4 2020. Core EBITDA1 margin increased to 31% in Q4 2021 from 9% in Q4 2020.

FY 2021 FINANCIAL HIGHLIGHTS
•2021 revenues increased 41% to $94.6 million from $66.9 million in 2020.
•2021 net income increased to $17.6 million from a net loss of $11.8 million in 2020. 2021 Net income includes a $17.2 million noncash gain on the revaluation of the private warrant liability.
•2021 core earnings were $10.9 million, or $0.92 per diluted share, compared to a loss of $9.9 million, or $(1.61) per diluted share, in 2020.
•2021 core EBITDA1 increased to $28.6 million from $3.9 million in 2020. Core EBITDA1 margin increased to 30%.
•The Company had a cash balance of $25.7 million at December 31, 2021.

BUSINESS HIGHLIGHTS
•Average serviced deposits totaled $2.0 billion in Q4 2021; a 111% increase as compared to Q4 2020. Average new business serviced deposits increased $0.9 billion over the year to $1.3 billion from $0.4 billion in Q4 2020.
•Debit card spend was $0.8 billion in Q4 2021, a 14% increase compared to Q4 2020. New business debit spend increased 35% compared to Q4 2020.
•Revenue per 90-day active account increased 39% year over year to approximately $188 in 2021.
•Approximately 90 thousand new accounts opened in the fourth quarter 2021 bringing the year-to-date new account total to approximately 440 thousand new accounts opened.
•Higher Education Organic Deposits (deposits that are not part of a school disbursement and are indicative of primary banking behavior) for the twelve months ended December 31, 2021, increased 17% year over year to $2.2 billion.
•BMTX signed agreements with 5 new colleges and universities in Q4 2021, providing over 45,000 additional students access to BankMobile Disbursements and the BankMobile Vibe checking account bringing the totals for 2021 to 16 new schools and
1 Core metrics are Non-GAAP measures which adjust revenues to exclude certain items; a reconciliation appears on page 7 and 8 of this release.

over 83,000 new students. In addition, BMTX signed four colleges and universities up for its new Vendor Pay offering in 2021.

Luvleen Sidhu, BMTX’s Chair and Chief Executive Officer commented, "We are extremely proud of the operating results we achieved during our first year as a public company. At the end of the year, we have approximately $2.0 billion in serviced deposits. We achieved significant growth in total revenue and revenue per account while keeping customer acquisition costs (CAC)2 below $10. Additionally, our 2021 Core EBITDA3 increased to $28.6 million from $3.9 million in 2020. Our business model allows for continued top line growth with positive cash flow.

As we continue through 2022, our top strategic priority remains completing our merger with First Sound Bank. We recently submitted our merger application and are working through the regulatory process as we plan for the merger. We expect the merger will close sometime in the second half of 2022 and we are excited about our opportunities as a chartered Fintech bank. Additionally we expect strong continued growth in 2022 and expect to meet or exceed consensus EBITDA estimates.

RESTATEMENT OF 2021 QUARTERLY FINANCIALS

In connection with its January 4, 2021 divestiture of BM Technologies, Inc. (the “Company”), Customers Bank, the Company’s former parent granted certain employees and executives of the Company shares of BMTX it received as merger consideration as severance. Previously, this award was reported in Company filings, but the associated expense was not recognized in the Company’s stand-alone financials because it was considered an expense of Customers Bank, which made the award. In connection with the preparation of its consolidated financial statements for the year ended December 31, 2021, the Company determined that based on the technical application of U.S. generally accepted accounting principles, the non-cash share-based compensation expense related to these awards with a grant date fair value of $19.6 million was incorrectly excluded from the Company’s stand-alone financial statements and should be recorded straight-line over the two-year post-grant vesting period ending January 3, 2023, net of any forfeitures. As a result, Management has concluded that the Company’s previously issued unaudited consolidated financial statements for the periods ended March 31, 2021, June 30, 2021, and September 30, 2021, should no longer be relied upon, and will be restated to reflect the appropriate accounting and expense for the share-based compensation awards.

Financials for the periods ended March 31, 2021, June 30, 2021, and September 30, 2021 reported in this earnings release reflect the expected impact of the restatement and differ from previously reported financials. The correction of the Company’s previously reported share-based compensation expense in its quarterly reports on Form 10-Q for 2021 will have no effect on the Company’s previously reported revenues, Core EBITDA3, total cash balance, total assets, total liabilities, total equity, net working capital, net cash flows from operating activities, investing activities, or financing activities. Similarly, this correction has no impact on the Company’s operations or its underlying business fundamentals.

BUSINESS UPDATE

BMTX, a financial technology company, is in the business of providing state-of-the-art technologies to attract and serve millions of Americans and provide them access to superior banking experiences. It continues to invest in its low-cost acquisition model and proprietary API driven platform to offer a full suite of financial services products. The Company operates in three verticals: 1) higher education and student banking, 2) Banking-as-a-service ("white label banking"), and 3) niche Direct to Consumer (D2C).

Higher Education & Student Banking

During the fourth quarter of 2021 the Company retained 99% of higher education institutions and disbursed $2.9 billion in refunds to students, an increase of 56% from the fourth quarter of 2020. In 2021, $1.8 billion of these disbursements were deposited into BankMobile Vibe Accounts held at its partner bank. Organic deposits (deposits that are not part of a school disbursement) for the twelve months ended December 31, 2021 increased 17% to $2.2 billion, as compared to the year ago period, indicating strong primary banking behavior. The average balance per active account in the fourth quarter increased 33% year over year to approximately $1,918
2 CAC is calculated based on trailing twelve month (TTM) total Marketing and Client Operations expense, net of subscription fees paid to BMTX for higher education clients, divided by TTM newly active accounts.
3 Core metrics are Non-GAAP measures which adjust revenues to exclude certain items; a reconciliation appears on page 7 and 8 of this release.

and the spend per active account increased 16% to approximately $1,862 in the fourth quarter. The number of positive balance savings accounts increased approximately 27% year over year. We have found that savings account customers are more engaged and loyal customers.

Additionally, BMTX signed agreements with 16 new colleges and universities through December 31, 2021, providing over 83,000 additional students access to BankMobile Disbursements and the BankMobile Vibe checking account, and has signed four colleges and universities up for its new Vendor Pay offering.

New Business (includes Banking-as-a-Service/"white label banking" and niche D2C)

In our banking-as-a-service vertical, our API-first platform design allows our clients to consult and collaborate with BMTX as they create, implement, and execute their embedded finance vision. Our proprietary and flexible platform enables BMTX to go to market quickly, integrate with partners easily, and add features well ahead of our competition. BMTX continues to actively work a pipeline of prospective new banking-as-a-service ("white label") clients to offer a suite of financial services products through its proprietary technology stack.

New Business average serviced deposits increased by $0.9 billion between Q4 2020 and Q4 2021, and debit card spend increased 35%. In Q4 2021, annualized debit card spend for highly active users (those with both direct deposit and a minimum of five customer driven transactions per month) was nearly $17,000 annually and average deposit balance per account was over $4,500. This very attractive cohort makes up approximately 18% of active accounts, as compared to 13% in the fourth quarter of 2020.

The Company continues to innovate in its Banking-as-a-Service (BaaS) product offering. T-Mobile MONEY customers can now use True Name® by Mastercard®, a feature that lets customers display their chosen name on their T-Mobile MONEY debit card. T-Mobile MONEY Checking account customers can also now open a Savings account.

With regards to the niche D2C strategy, the Company continues to have high conviction that there is market need and value in executing a targeted D2C strategy to underserved affinity groups. This will include continuing to focus on an employee demographic but also extend beyond that. More to come on this over the next 6 to 12 months.

FINANCIAL HIGHLIGHTS

	Q4	Q3(1)	Q2(1)	Q1(1)	Q4	YoY Change		Twelve Months Ended Dec 31,
(dollars in thousands)	2021	2021	2021	2021	2020	$	%	2021	2020
Interchange & card revenue	$6,548	$5,572	$7,186	$8,351	$6,232	$316	5%	$27,657	$26,285
Deposit servicing fees	13,331	11,823	10,579	9,372	6,861	6,470	94%	45,105	22,465
Account fees	2,713	2,628	2,641	2,686	2,791	(78)	(3)%	10,668	11,308
University fees	1,564	1,474	1,331	1,324	1,292	272	21%	5,693	5,320
Other revenue	1,160	477	1,156	2,650	154	1,006	NM	5,443	1,480
Total GAAP Oper. Revenues	$25,316	$21,974	$22,893	$24,383	$17,330	$7,986	46%	$94,566	$66,858

Core OpEx (Excl. Dep/Amor)	$17,558	$15,020	$17,722	$15,654	$15,795	$1,763	11%	$65,954	$62,910
Merger expense	65	—	—	—	287	(222)	(77)%	65	739
Non-cash equity compensation	3,386	2,419	2,399	2,328	98	3,288	NM	10,532	468
Non-cash software write-down	—	—	—	—	1,248	(1,248)	(100)%	—	1,248
Depreciation and amortization	3,105	2,946	2,950	2,958	3,042	63	2%	11,959	11,868
Total GAAP Oper. Expenses	$24,114	$20,385	$23,071	$20,940	$20,470	$3,644	18%	$88,510	$77,233

Core EBITDA	$7,758	$6,954	$5,171	$8,729	$1,535	$6,223	NM	$28,612	$3,948
Core EBITDA Margin	31%	32%	23%	36%	9%			30%	5%
(1) Restated. See “Restatement of 2021 Quarterly Financials” herein.

NM refers to changes greater than 150%

Q4 2021 total revenues increased $8.0 million, or 46%, compared to the year ago period. This increase is primarily attributable to a $6.5 million increase in servicing fees from our partner bank. The increase in servicing fees is directly related to the increase in average serviced deposit balances which increased to approximately $2.0 billion in Q4 2021 compared to approximately $0.9 billion in the year-ago period.

Total GAAP operating expenses increased $3.6 million, or 18%, compared to the year-ago period. This increase is primarily attributable to an increase in salaries and employee benefits. The increase in salaries and employee benefits is driven by increases to additional headcount and the compensation expense recognized related to equity awards at divestiture and RSUs that were granted on September 30, 2021.

Core EBITDA4 increased to $7.8 million in Q4 2021 compared to $1.5 million in Q4 2020 given increased revenues coupled with expense discipline.
4 Core metrics are Non-GAAP measures which adjust revenues to exclude certain items; a reconciliation appears on page 7 and 8 of this release.

EARNINGS WEBCAST

The Company will host a live webcast to discuss its fourth quarter results at 9:00am ET on Friday, April 1, 2022. The webcast can be accessed via its investor relations site (ir.bmtxinc.com) by clicking on "Events & Presentations", then "Events Calendar," and following the link under "Upcoming Events;" or directly at Q4 2021 Earnings Webcast.

An updated version of BMTX’s investor presentation will be posted on the Company’s Investor Relations website at ir.bmtxinc.com.

Contact Information
Investors:
Bob Ramsey, CFA
Chief Financial Officer
571-236-8851
rramsey@bmtx.com

Media Inquiries:
Brigit Hennaman
Rubenstein Public Relations, Inc.
212-805-3005
bhennaman@rubensteinpr.com

ABOUT BM TECHNOLOGIES, INC.

BM Technologies, Inc. (NYSE American: BMTX)—formerly known as BankMobile—is among the largest digital banking platforms and Banking-as-a-Service (BaaS) providers, providing access to checking and savings accounts, personal loans, credit cards, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. The BM Technologies (BMTX) digital banking platform employs a multi-partner distribution model, known as “Banking-as-a-Service” (BaaS), that enables the acquisition of customers at higher volumes and substantially lower expense than traditional banks, while providing significant benefits to its customers, partners, and business. BM Technologies (BMTX) currently has approximately two million accounts and provides disbursement services at approximately 750 college and university campuses (covering one out of every three college students in the U.S.). BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can also be found at www.bmtx.com.

BMTX recently announced the signing of a definitive agreement to merge with First Sound Bank, a Seattle, Washington-based business bank. The combined company will be a fintech-based bank focused on serving customers digitally nationwide. The transaction is subject to regulatory approvals and other customary closing conditions, and is expected to close in the second half of 2022.

FORWARD LOOKING STATEMENTS

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including white-label partners, and other factors described in the section entitled “Risk Factors” and in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(amounts in thousands, except earnings per share)

	Q4	Q3(1)	Q2(1)	Q1(1)	Q4	Twelve Months Ended December 31,
	2021	2021	2021	2021	2020	2021	2020
Operating revenues:
Interchange and card revenue	$6,548	$5,572	$7,186	$8,351	$6,232	$27,657	$26,285
Servicing fees from partner bank	13,331	11,823	10,579	9,372	6,861	45,105	22,465
Account fees	2,713	2,628	2,641	2,686	2,791	10,668	11,308
University fees	1,564	1,474	1,331	1,324	1,292	5,693	5,320
Other revenue	1,160	477	1,156	2,650	154	5,443	1,480
Total operating revenues	25,316	21,974	22,893	24,383	17,330	94,566	66,858
Operating expenses:
Technology, communication, and processing	6,801	4,596	8,924	8,652	6,818	28,973	27,404
Salaries and employee benefits	10,781	9,137	9,559	7,747	6,280	37,224	26,076
Professional services	3,036	3,496	2,126	1,737	2,018	10,395	9,304
Provision for operating losses	1,622	1,067	1,401	1,329	1,844	5,419	5,170
Occupancy	279	282	284	352	188	1,197	1,428
Customer related supplies	536	1,017	186	475	1,534	2,214	3,236
Advertising and promotion	162	176	125	191	248	654	941
Merger and acquisition related expenses	65	—	—	—	287	65	739
Other expense	832	614	466	457	1,252	2,369	2,935
Total operating expenses	24,114	20,385	23,071	20,940	20,469	88,510	77,233
Income (loss) from operations	1,202	1,589	(178)	3,443	(3,139)	6,056	(10,375)
Non-operating expenses:
(Loss) gain on fair value of private warrant liability	(764)	6,042	(3,056)	15,003	—	17,225	—
Interest expense	—	—	(42)	(54)	249	(96)	(1,395)
(Loss) income before income tax expense	438	7,631	(3,276)	18,392	(3,388)	23,185	(11,770)
Income tax expense	1,579	1,246	949	1,827	2	5,601	23
Net (loss) income	$(1,141)	$6,385	$(4,225)	$16,565	$(3,390)	$17,584	$(11,793)

Weighted average number of shares outstanding - basic	11,902	11,900	11,900	11,900	6,123	11,851	6,123
Weighted average number of shares outstanding - diluted	11,902	11,904	11,900	15,512	6,123	11,939	6,123

Net Income (loss) per share - basic	$(0.10)	$0.54	$(0.36)	$1.39	$(0.55)	$1.48	$(1.93)
Net Income (loss) per share - diluted	$(0.10)	$0.54	$(0.36)	$1.07	$(0.55)	$1.47	$(1.93)
(1) Restated. See “Restatement of 2021 Quarterly Financials” herein.

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. Core expenses and EBITDA exclude the effects of items we do not consider indicative of our core operating performance, including fair value mark to market income or expense associated with certain warrants and non-cash share based compensation. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company's ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands):

	Q4	Q3(1)	Q2(1)	Q1(1)	Q4	Twelve Months Ended December 31,
	2021	2021	2021	2021	2020	2021	2020
GAAP total expenses	$24,114	$20,385	$23,071	$20,940	$20,470	$88,510	$77,233
Merger expenses	65	—	—	—	(287)	65	(739)
Non-cash software write-down	—	—	—	—	(1,248)	—	(1,248)
Non-cash equity compensation	(3,386)	(2,419)	(2,399)	(2,328)	(98)	(10,532)	(468)
Core Operating Expenses inc Dep and Amor	$20,793	$17,966	$20,672	$18,612	$18,837	$78,043	$74,778
Less: Depreciation and amortization	3,105	2,946	2,950	2,958	3,042	11,959	11,868
Core Operating Expenses ex. Dep and Amor	$17,688	$15,020	$17,722	$15,654	$15,795	$66,084	$62,910
(1) Restated. See “Restatement of 2021 Quarterly Financials” herein.

Reconciliation - GAAP Net Income (Loss) to Core Net Income (Loss) (in thousands)

	Q4	Q3(1)	Q2(1)	Q1(1)	Q4	Twelve Months Ended December 31,
	2021	2021	2021	2021	2020	2021	2020
GAAP net income (loss)	$(1,141)	$6,385	$(4,225)	$16,565	$(3,390)	$17,584	$(11,794)
Add: loss (gain) on FV of private warrant liability	764	(6,042)	3,056	(15,003)	—	(17,225)	—
Add: merger expenses	65	—	—	—	287	65	739
Add: non-cash loss on software write-down	—	—	—	—	1,248	—	1,248
Non-cash equity compensation	3,386	2,419	2,399	2,328	98	10,532	468
Less: tax (@27%) on taxable non-core items	(18)	—	—	—	(414)	(18)	(536)
Core net income (loss)	$3,056	$2,762	$1,230	$3,890	$(2,171)	$10,938	$(9,875)
Core diluted shares	11,902	11,904	11,900	15,512	6,123	11,939	6,123
Core diluted earnings (loss) per share	$0.26	$0.23	$0.10	$0.25	$(0.35)	$0.92	$(1.61)
(1) Restated. See “Restatement of 2021 Quarterly Financials” herein.

Reconciliation - GAAP Net Income to Core EBITDA (in thousands)

	Q4	Q3(1)	Q2(1)	Q1(1)	Q4	Twelve Months Ended December 31,
	2021	2021	2021	2021	2020	2021	2020
GAAP net income (loss)	$(1,141)	$6,385	$(4,225)	$16,565	$(3,390)	$17,584	$(11,794)
Add: loss (gain) on FV of private warrant liability	764	(6,042)	3,056	(15,003)	—	(17,225)	—
Add: depreciation and amortization	3,105	2,946	2,950	2,958	3,042	11,959	11,868
Add: interest	—	—	42	54	248	96	1,394
Add: taxes	1,579	1,246	949	1,827	2	5,601	23
Add: merger expenses	65	—	—	—	287	65	739
Add: non-cash loss on software write-down	—	—	—	—	1,248	—	1,248
Add: non-cash equity compensation(1)	3,386	2,419	2,399	2,328	98	10,532	468
Core EBITDA	$7,758	$6,954	$5,171	$8,729	$1,535	$28,612	$3,947
(1) Restated. See “Restatement of 2021 Quarterly Financials” herein.

Key Performance Metrics - 5 Quarters

	Q4	Q3	Q2	Q1	Q4	YoY Change		Twelve Months Ended December 31,
	2021	2021	2021	2021	2020	$	%	2021	2020
Debit card POS spend ($ millions)
Higher education	$623	$617	$661	$735	$567	$56	10%	$2,636	$2,420
New business	154	156	167	145	114	40	35%	622	371
Total POS spend	$777	$773	$828	$880	$681	$96	14%	$3,258	$2,791

Serviced deposits ($ millions)
Higher education	$459	$808	$506	$665	$405	$54	13%	$2,438	$2,053
New business	1,382	1,253	1,063	892	555	827	149%	4,590	1,124
Total Ending Deposits	$1,841	$2,061	$1,569	$1,557	$960	$881	92%	$7,028	$3,177

Higher education	$642	$575	$573	$600	$511	$131	26%	$598	$555
New business	1,319	1,157	986	717	418	901	NM	1,045	373
Total Average Deposits	$1,961	$1,732	$1,559	$1,317	$929	$1,032	111%	$1,642	$928

Higher Education Metrics
Higher education retention	99.0%	99.3%	99.5%	99.5%	99.4%	(0.4)%	—%	99.0%	99.4%
FAR(1) disbursement amount ($B)	$2.9	$4.1	$2.3	$4.2	$1.9	$1.0	56%	$13.4	$11.7
Organic deposits(2) ($M) - higher education	$511	$468	$566	$651	$438	$73	17%	$2,196	$1,879
(1) FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
(2) Organic Deposits are all higher education deposits excluding any funds disbursed directly from the school.